Exhibit 10.21

ROBERT HALF INTERNATIONAL INC.

RESTRICTED STOCK PLAN FOR FIELD EMPLOYEES

(As Amended and Restated Effective May 9, 2002)

                                     1.             DEFINITIONS.  As used in this Plan, the following terms shall have the meanings set forth below:

                                                     1.1.             Administrator means the Board or a committee of one or more directors appointed by the Board.

                                                     1.2.             Board means the Board of Directors of the Company.

                                                     1.3.             Company means Robert Half International Inc., a Delaware corporation.

                                                     1.4.             Continuous Employment means employment with the Company or any Subsidiary as an Eligible Employee without any termination or leave of absence, except for a leave of absence approved by the Company or any Subsidiary which is less than six consecutive months in duration.

                                                     1.5.             Disability or Disabled shall mean (i) a physical or mental condition which, in the judgment of the Administrator based on competent medical evidence satisfactory to the Administrator (including, if required by the Administrator, medical evidence obtained by an examination conducted by a physician selected by the Administrator), renders Participant unable to engage in any substantial gainful activity for the Company and which condition is likely to result in death or to be of long, continued and indefinite duration, or (ii) a judicial declaration of incompetence.

                                                     1.6.             Eligible Employee means an employee of or consultant to the Company or any Subsidiary who, as determined by the Administrator in its sole discretion, has and exercises field functions and responsibilities.  Eligible Employee shall not include any individual who, on the Grant Date, is subject to the provisions of Section 16 of the Exchange Act with respect to transactions in the Company’s securities.

                                                     1.7.             Exchange Act means the Securities Exchange Act of 1934, as amended.

                                                     1.8.             Grant Date means the effective date on which a Restricted Stock Grant is made to an Eligible Employee.

                                                     1.9.             Issue Date means the date on which shares of Stock subject to a Restricted Stock Grant are issued or transferred by the Company to the account of an Eligible Employee who has received such grant.

                                                     1.10.           Participant means an Eligible Employee to whom a Restricted Stock Grant is granted under the Plan.

                                                     1.11.           Plan means this Restricted Stock Plan for Field Employees.

                                                     1.12.           Restricted Stock Grant means a grant described in Section 8 of the Plan which is made by the Company and approved by the Administrator under and pursuant to the Plan.

                                                     1.13.           Securities Act means the Securities Act of 1933, as amended.

                                                     1.14.           Stock means the Common Stock, $.001 par value, of the Company.

                                                     1.15.           Subsidiary means a “subsidiary” corporation as defined in Section 425(f) of the Internal Revenue Code of 1986, as amended.

                                                     1.16.           Vesting Date means an anniversary of the Grant Date, or such other date as shall be established by the Administrator.

                                                     1.17.           Withholding Taxes means any applicable federal, state and local income and other employment taxes which the Company is required to withhold in connection with the lapse of restrictions on Stock subject to a Restricted Stock Grant.

                                     2.             PURPOSE.  The purpose of the Plan is to aid the Company and its Subsidiaries in attracting, retaining and motivating field employees with outstanding ability, competence and potential.  The Plan provides such employees with a proprietary interest in the Company’s success and progress by granting to them shares of Stock in accordance with the terms and conditions set forth below.

                                     3.             STOCK SUBJECT TO THE PLAN.  A total of 6,680,000 shares of Stock, subject to adjustment as provided in Section 9 of the Plan, all of which shall be treasury shares, shall be reserved for issuance under this Plan.  If, on or before termination of the Plan, any shares of Stock shall be reacquired by the Company pursuant to the termination provisions described in Section 11 of the Plan, the provisions described in Section 8.10 or in the instruments evidencing the making of Restricted Stock Grants, such shares may again be granted under the Plan.

                                     4.             ADMINISTRATION.  The Plan shall be administered by the Administrator.  Subject to all the applicable provisions of the Plan, the Administrator is authorized to make Restricted Stock Grants in accordance with the Plan, to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the

Plan, and to make all determinations and to take all actions necessary or advisable for the Plan’s administration.  Whenever the Plan authorizes or requires the Administrator to take any action, make any determination or decision, or form any opinion, then any such action, determination, decision or opinion by or of the Administrator shall be in the absolute discretion of the Administrator and shall be final and binding upon all persons in interest, including the Company, its stockholders, and all Participants.  To the extent permitted by applicable law, the Administrator may delegate its authority to one or more individuals or subcommittees.

                                     5.             PARTICIPANTS.  From time to time the Administrator shall, in its sole discretion, but subject to all of the provisions of the Plan, determine which Eligible Employees will be granted Restricted Stock Grants under the Plan, the number of shares of Stock to be granted to each such Eligible Employee and the terms, conditions and restrictions of each such Restricted Stock Grant.  In making such determinations, the Administrator shall take into account the nature of services rendered and to be rendered by the respective recipients, their present and potential contribution to the Company’s success and such other factors as the Administrator in its discretion deems relevant to the accomplishment of the purposes of the Plan.  In any year, the Administrator may approve Restricted Stock Grants to Eligible Employees subject to differing terms and conditions.

                                     6.             RIGHTS WITH RESPECT TO SHARES OF STOCK.  The Administrator or its designee shall notify each Eligible Employee to whom a Restricted Stock Grant has been granted of such grant.  Upon written acceptance by the Eligible Employee of restrictions and other terms and conditions described in the Plan and in the instrument evidencing such Restricted Stock Grant, the Eligible Employee shall be a Participant, and the Company shall cause to be issued or transferred to the name of the Participant a certificate or certificates for the number of shares of Stock granted, subject to the provisions of Section 8.5 hereof.  From and after the Issue Date, the Participant shall have absolute ownership of such shares of Stock, including the right to vote and to receive dividends thereon, subject to the terms, conditions and restrictions described in the Plan and in the instrument evidencing the grant of such Restricted Stock Grant.

                                     7.             EMPLOYMENT.  No grant of a Restricted Stock Grant to a Participant under the Plan shall affect any right of the Company or any Subsidiary to terminate, with or without cause, the Participant’s employment at any time.

                                     8.             TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT.  Each Restricted Stock Grant made under the Plan shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Administrator at the time of grant.

                                                     8.1.             Termination of Continuous Employment.  If the Participant’s Continuous Employment with the Company or any Subsidiary shall terminate for any reason, except as provided in Section 8.3, all the rights of the Participant to such shares of Stock as to which restrictions have not lapsed pursuant to this Section or under Sections 8.2 or 8.3 hereof shall immediately terminate; except as provided otherwise by the Administrator.

                                                     8.2.             Lapse of Restrictions.  The restrictions imposed on any Restricted Stock Grant shall lapse as to twenty-five percent (25%) of the Stock granted pursuant to such grant on each of first through fourth Vesting Dates which occur following the related Grant Date of such Restricted Stock Grant.  Notwithstanding the foregoing, the Administrator may accelerate the lapsing of restrictions on a Restricted Stock Grant, in whole or in part, or provide for an alternative vesting schedule (i) as permitted by Section 8.1; (ii) as required by any employment or other agreement with the Company or any Subsidiary to which a Participant hereunder is a party; or (iii) under such terms and conditions as the Administrator deems appropriate.

                                                     8.3.             Termination of Continuous Employment by Reason of Death or Disability.  Except as provided otherwise by the Administrator, if a Participant (i) has been in the Continuous Employment of the Company or a Subsidiary since the Grant Date of a Restricted Stock Grant and (ii) the employment of such Participant is terminated as a result of death or Disability, then, on the date of such termination, the restrictions imposed on any Restricted Stock Grant shall lapse as to all shares of Stock granted to such Participant pursuant to such Restricted Stock Grant, notwithstanding any provisions of Section 8.1 to the contrary.

                                                     8.4.             Agreement by Participant Regarding Withholding Taxes.  Each Participant granted a Restricted Stock Grant shall represent in writing that such Participant acknowledges that, with respect to each Restricted Stock Grant held by such Participant, (i) on each Vesting Date, Withholding Taxes become due with respect to shares of Stock as to which restrictions lapse, (ii) payment of Withholding Taxes to the Company is the responsibility of Participant and (iii) payment of such Withholding Taxes may require a significant cash outlay by Participant.  In addition, each Participant granted a Restricted Stock Grant shall be subject to the following rules:

                                                                        8.4.1.  Payment of Taxes.  Within five (5) business days following any lapsing of restrictions pursuant to the operation of Sections 8.1, 8.2 or 8.3 hereof, the Company shall notify each affected Participant or, if applicable under Section 8.3, his or her estate, as to the amount of Withholding Taxes required to be withheld by the Company as a result of the lapse of restrictions.  Within five (5) business days of receipt of such notice, Participant shall make full payment of Withholding Taxes to the Company.  Such payment may be made in cash or by check or by reduction in the number of shares deliverable to Participant. Notwithstanding the foregoing, in the event a Restricted Stock Grant vests by reason of the death of Participant, Withholding Taxes shall be paid by reduction in the number of shares deliverable to Participant unless Participant’s estate elects otherwise no later than the day after vesting.  If Withholding Taxes are paid by reduction of the number of shares deliverable to Participant, such shares shall be valued as of either the date the restrictions lapsed or as of the tenth business day following the lapsing of restrictions, as may be determined by the Administrator at the time of grant.  In the event that such payment is not made within the specified time period, to the extent permitted by law the Company shall have the right to cause such Participant’s Withholding Taxes obligation to be satisfied by reducing the number of shares of Stock deliverable or by offsetting such Withholding Taxes against amounts otherwise due from the Company to such Participant.  The Company may instruct its transfer agent to withhold delivery of certificates evidencing such shares of Stock until Participant’s Withholding Taxes obligation has been satisfied in full.

                                                                        8.4.2.  Election to Recognize Gross Income in the Year of Grant.  If any Participant properly elects within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the fair market value of the shares of Stock on the Grant Date, such Participant shall pay to the Company in the calendar month of such Grant Date, or make arrangements satisfactory to the Administrator to pay to the Company, any Withholding Taxes required to be withheld with respect to such shares.

                                                     8.5.             Restrictive Legends; Transfer Restrictions; Custody.  Each certificate evidencing shares of Stock granted pursuant to a Restricted Stock Grant may bear an appropriate legend referring to the terms, conditions and restrictions described in the Plan and in the instrument evidencing the Restricted Stock Grant and any other legend deemed advisable by the Company for purposes of compliance with federal or state securities laws.  In addition, if required under this Plan or applicable securities laws, the Company may instruct its transfer agent that shares of Stock evidenced by such certificates may not be transferred without the written consent of the Company.  Any attempt to dispose of such shares of Stock in contravention of such terms, conditions and restrictions shall be invalid.  Until the restrictions thereon have lapsed, the related Withholding Taxes obligations have been satisfied and the six month period described in Section 8.10 has expired, such certificates will be held in custody by the Company or such bank or other institution designated by the Administrator.

                                                     8.6.             No Assignment.  Except as specifically provided by law (including the laws of descent and distribution), no right or benefit under, or interest in, the Plan shall be subject to assignment, and no such right, benefit or interest shall be subject to attachment or legal process for or against Participant or his or her beneficiaries, as the case may be.

                                                     8.7.             Compliance with Securities Laws.  Stock shall not be issued pursuant to a Restricted Stock Grant unless the issuance and delivery of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, applicable state securities laws, and rules and regulations promulgated under each of the foregoing, and the requirements of any stock exchange upon which the Stock may then be listed or quotation system upon which the Stock may be quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                                                     8.8.             Registration and Resale.  If the Stock subject to this Plan is not registered under the Securities Act and under applicable state securities laws, the Administrator may require that the Participant deliver to the Company such documents as counsel for the Company may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder.

                                                     8.9.             Holding Period.  Except as provided in Section 8.3 hereof, a Restricted Stock Grant made under this Plan shall provide that the Participant shall not dispose of Stock subject to such Restricted Stock Grant for at least six months after the Grant Date or for any longer period required pursuant to Sections 8.7 or 8.8.

                                                     8.10.           Automatic Forfeiture.  Notwithstanding anything else herein to the contrary, a Restricted Stock Grant shall be automatically forfeited, title to such shares shall be reconveyed to the Company without consideration, and such shares shall resume the status of shares authorized for grant under this Plan, if, within six months after the Grant Date, the recipient of such Restricted Stock Grant becomes subject to Section 16 of the Exchange Act with respect to transactions in the Company’s securities.

                                                     8.11.           Cash in Lieu of Stock.   In its discretion, the Administrator may offer to any Participant the choice of surrendering all or a portion of a Restricted Stock Grant on or prior to its Vesting Dates and instead receiving such cash payments as the Administrator may determine.  The choice of Participants, Restricted Stock Grants and the amount and timing of cash payments, including any vesting provisions related thereto, shall be at the discretion of the Administrator, which may elect to make different offers on different terms with respect to different Restricted Stock Grants and different Participants.  No participant shall have any right to receive such an offer.  No such offer, or acceptance thereof by any Participant, shall affect any right of the Company or any Subsidiary to terminate, with or without cause, the Participant’s employment at any time.

                                     9.             ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.  If the Stock is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, or is converted into or exchanged for other securities, appropriate adjustments shall be made in the number and class of shares of Stock subject to this Plan and each Restricted Stock Grant made pursuant to this Plan; provided, however, that if fractional shares become due to any Participant as a result of any such adjustment, the Company may, at its option, pay cash in lieu thereof.  Each such adjustment shall be determined by the Administrator in its sole discretion, which determination shall be final and binding on all persons.  Any new or additional Stock to which a Participant may be entitled under this Section 9 shall be subject to all the terms and conditions set forth in Section 8 of this Plan.

                                     10.           DURATION OF PLAN. The Plan shall remain in effect until terminated by the Board or the Administrator.  Termination of the Plan shall not affect any Restricted Stock Grants previously granted pursuant thereto, which shall remain in effect until their restrictions shall have lapsed, all in accordance with their terms.

                                     11.           AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.  The Administrator may at any time amend, alter, suspend, or discontinue this Plan; provided, however, no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Participant under a Restricted Stock Grant without such Participant’s consent.  Subject to the foregoing, the Administrator shall have the power to make such changes in the regulations and administrative provisions hereunder, or in any Restricted Stock Grant, as in the opinion of the Administrator may be appropriate from time to time.

                                     12.           INDEMNIFICATION OF ADMINISTRATOR.  Members of the group constituting the Administrator, and any person acting pursuant to a delegation of authority therefrom, shall be indemnified for actions with respect to the Plan to the fullest extent permitted by the Certificate of Incorporation, as amended, and the By-laws of the Company and by the terms of any indemnification agreement that has been or shall be entered into from time to time between the Company and any such person.

                                     13.           HEADINGS.  The headings used in this Plan are for convenience only, and shall not be used to construe the terms and conditions of the Plan.

                                     14.           FOREIGN EMPLOYEES.  Without amending the Plan, the Administrator may make Restricted Stock Grants to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.